Exhibit 4.14

Termination Agreement

Party A: Shanghai Jiamu Investment Management Co., Ltd.

Party B: Xinyang Wang

Wangfeng Yan

Party C: Hangzhou Wangbo Investment Management Co., Ltd.

Whereas:

1. Party A, B and C signed the relevant VIE documents on December 10, 2019, making Party C an entity of Tantech Holdings Ltd;

2. According to the “Market Access Negative List (2020 Edition)” issued by the National Development and Reform Commission of China and the Ministry of Commerce of China, the business of Shangchi Automobile Co., Ltd. held by Party C is not included in the negative list. There is no need to make Party C an entity of Tantech Holdings Ltd. through the VIE agreement;

3. Party B,  Xinyang Wang and  Wangfeng Yan, agree to transfer 100% of the equity of Party C held by them to Party A for free. After the transfer is completed, Party A will obtain 100% of the equity of Party C.

Accordingly, the parties have reached the following agreements through negotiation:

1. Both parties agree that the VIE documents signed on December 10, 2019 (“Equity Pledge Agreement”, “Exclusive Management Consulting and Technical Service Agreement”, “Exclusive Call Option Agreement”, “Proxy Agreement” and supporting documents, etc.) will be terminated on July 28, 2021, and will no longer to be performed.

2. After the signing of this agreement, all parties shall cancel the pledge of the shares of Party C held by Xinyang Wang  and Wangfeng Yan at the registration agency as soon as possible, and transfer the released shares from Party B to Party A for free. Tantech Holdings Ltd will directly hold 100% equity of Party C.

3. This agreement will come into effect after being signed and sealed by all parties. The agreement is in quadruplicate, each party holds one copy, all of which have the same effect.

Exhibits are the VIE agreements to be terminated:

1. Equity Pledge Agreement

2. Exclusive Management Consulting and Technical Service Agreement

3. Exclusive Call Option Agreement

4. Proxy Agreement

[Signature Page]

Party A: Shanghai Jiamu Investment Management Co., Ltd.

               signed by

Party B: Xinyang Wang

               signed by:

Wangfeng Yan

               signed by:

Party C: Hangzhou Wangbo Investment Management Co., Ltd.

               signed by: